Exhibit 99.1

February 6, 2024

City Trees Production Facility Achieves Unprecedented Milestone with Record- Breaking Sales Month

Total Revenue/Sales - $1,122,296.09 Highest Sales month on Company Record for City Trees.

Single Day Shipment - $287,350.00 Record for Single-Day shipment.

LAS VEGAS, NV / ACCESSWIRE / February 6, 2024 / CLS Holdings USA, Inc. (OTCQB:CLSH)(CSE:CLSH)

In the bustling heart of the production facility at City Trees, they recently celebrated an extraordinary milestone as they achieved their most successful sales month to date. This accomplishment is especially noteworthy considering the persistent challenges that the cannabis industry faces. Navigating through regulatory complexities, shifting public perceptions, and market fluctuations, the team at City Trees has displayed resilience, creativity and dedication, solidifying their position as a trailblazer in the cannabis market.

City Trees commitment to quality and innovation has propelled them to the forefront of the industry, making City Trees the number one vape and concentrate brand in Nevada, according to BDSA Analytics. As they continue to set sales and production records, they remain the standard of excellence in cannabis production, providing consumers with a diverse range of premium cannabis products that continue to redefine industry standards. The recent achievement of their most successful sales month underscores the brand's strength and solidifies their position as the industry leader, poised for continued growth in the dynamic world of cannabis.

January '24 witnessed a notable reduction in overall inventory, decreasing to $1.5 million from $2.89 million in January '23. This inventory decrease evidences an enhanced operational efficiency and a capacity to maintain a lean structure without compromising robust sales outcomes.

The brand's remarkable success is further underscored by its strategic expansion into New Mexico. This pivotal move has not only broadened its geographical reach but has also significantly supported its overall achievements. The recent milestone includes the successful production and dispatch of the brand's inaugural 10,000 units in New Mexico-a testament to the great planning and execution of its expansion strategy.

The initial sell-through in this new market has been nothing short of remarkable, indicating a strong and immediate demand for the brand's offerings. This positive reception not only solidifies the brand's foothold in New Mexico but also reflects its ability to resonate with diverse consumer bases across regions. By achieving such impressive results in a relatively short span, the brand showcases its adaptability and market acceptance, positioning itself as a rapidly growing player in the ever-expanding cannabis industry. This success in New Mexico marks a pivotal chapter in the brand's growth story, setting the stage for continued out-of-state expansion.

City Trees

Founded in 2017, City Trees is a Nevada-based cannabis cultivation, production and distribution company. Offering a wide variety of products with consistent results, including cannabis concentrates and cannabis-infused products. City Trees products are available in numerous dispensaries throughout the state of Nevada and New Mexico.

citytrees.com

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City Trees Nevada:

Instagram: @citytreesnv | Facebook: @citytrees | X: @citytreesnv | LinkedIn: @citytrees

City Trees New Mexico:

Instagram: @citytreesnm | Facebook: @citytrees | X: @citytreesnm | LinkedIn: @citytrees

Contact Information:

Corporate:

Chairman and CEO: Andrew Glashow

888-438-9132

Investor Relations: investors@clsholdingsinc.com

Forward-Looking Statements

This press release contains certain ''forward-looking information'' within the meaning of applicable Canadian securities legislation and ''forward-looking statements'' as that term is defined in the Private Securities Litigation Reform Act of 1995 (collectively, the ''forward- looking statements''). These statements relate to, among other things, the impact of the COVID-19 virus on our business, the results of our initiatives to retain our employees and strengthen our relationships with our customers and community during the pandemic, the effect of our initiatives to expand market share and achieve growth, the expected development of our business and joint ventures, results of operations and financial performance, future liquidity, working capital and capital requirements, the impact of the reverse stock split on our stock price, the effects of the additional dilution in our common stock that may occur as a result of the amendments to our convertible debentures, and anticipated future events. The continued spread of COVID-19 could have, and in some cases already has had, an adverse impact on our business, operations and financial results, including through disruptions in our cultivation and processing activities, supply chains and sales channels, and retail dispensary operations as well as a deterioration of general economic conditions including a possible national or global recession. In some cases, you can identify forward looking statements by terminology such as ''may,'' ''might,'' ''will,'' ''should,'' ''intends,'' ''expects,'' ''plans,'' ''goals,'' ''projects,'' ''anticipates,'' ''believes,'' ''estimates,'' ''predicts,'' ''potential,'' or ''continue'' or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. See CLS Holdings USA filings with the SEC and on its SEDAR profile at www.sedar.com for additional details.

SOURCE: CLS Holdings USA, Inc.

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